Letter to Clients	Page 1 of 6

EXHIBIT (a)(1)(v)

Offer to Purchase
by
LEADING BRANDS, INC.

     Up to US$800,000 in Value of Its Common Shares
At a Cash Purchase Price Not Greater than US$5.00 per Share
Nor Less than US$4.10 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 18, 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

May 18, 2012

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated May 18, 2012 (the “Offer to Purchase”), and related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by Leading Brands, Inc., a corporation incorporated under the laws of the province of British Columbia, Canada (“Leading Brands”), to purchase up to US$800,000 in value of its common shares, without par value (the “Shares”), at a price not greater than US$5.00 nor less than US$4.10 per Share, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer. Each Share is accompanied by one common stock share purchase right (the “Rights”) as set forth in the Amended and Restated Shareholder Rights Plan Agreement, dated as of May 31, 2010, by and between Leading Brands, Inc. and Computershare Trust Company of Canada, as rights agent, and a tender of Shares will include a tender of the associated Rights. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and Letter of Transmittal.

     Leading Brands will, upon the terms and subject to the conditions of the Offer, determine a single per Share price that it will pay for Shares properly tendered and not properly withdrawn from the Offer, taking into account the total number of Shares so tendered and the prices specified by tendering shareholders. Leading Brands will select the lowest purchase price, not greater than US$5.00 nor less than US$4.10 per Share, that will allow it to purchase US$800,000 in value of Shares, or a lower amount depending on the number of Shares properly tendered and not properly withdrawn. If, based on the Final Purchase Price (defined below), Shares having an aggregate value of less than US$800,000 are properly tendered and not properly withdrawn, Leading Brands will buy all Shares properly tendered and not properly withdrawn. The price Leading Brands will select is sometimes referred to as the “Final Purchase Price.” All Shares properly tendered prior to the Expiration Date at prices at or below the Final Purchase Price and not properly withdrawn will be purchased in the Offer at the Final Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration provisions described in the Offer to Purchase. Under no circumstances will interest be paid on the purchase price for the Shares, regardless of any delay in making such payment. Leading Brands reserves the right to change the per Share purchase price range and to increase or decrease the value of Shares sought in the Offer, subject to applicable law.

     Leading Brands reserves the right, in its reasonable discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 6 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.

     Upon the terms and subject to the conditions of the Offer, if, based on the Final Purchase Price, Shares having an aggregate value in excess of US$800,000, or such greater amount as Leading Brands may elect to pay, subject to applicable law, have been validly tendered, and not properly withdrawn before the Expiration Date, at prices at or below the Final Purchase Price, Leading Brands will accept the Shares to be purchased from all shareholders who properly tender Shares at or below the Final Purchase Price, on a pro rata basis, and with appropriate adjustment to avoid purchases of fractional Shares.

     The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions. See Section 6 of the Offer to Purchase.

     Leading Brands’ directors and executive officers and entities associated with them will not participate in the Offer. See Section 10 of the Offer to Purchase.

     We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Letter to Clients	Page 2 of 6

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

     Please note the following:

1.

You may tender your Shares at prices not greater than US$5.00 nor less than US$4.10 per Share, as indicated in the attached Instruction Form, to you in cash, less applicable withholding taxes and without interest.

2.	We recommend that you consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

3.	The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on June 18, 2012, unless Leading Brands extends the Offer.

4.

The Offer is for up to US$800,000 in value of Shares. At the maximum Final Purchase Price of US$5.00 per Share, Leading Brands could purchase 160,000 Shares if the Offer is fully subscribed (representing approximately 5% of the Shares outstanding as of May 15, 2012). At the minimum Final Purchase Price of US$4.10, Leading Brands could purchase 195,122 Shares if the Offer is fully subscribed (representing approximately 6% of the Shares outstanding as of May 15, 2012).

5.

Tendering shareholders who are tendering Shares held in their name or who tender their Shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to Leading Brands, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Leading Brands’ purchase of Shares under the Offer.

6.

If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

     YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 18, 2012, UNLESS THE OFFER IS EXTENDED.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

     The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Shares of Leading Brands. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares of Leading Brands residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction; provided, that Leading Brands will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Securities Exchange Act of 1934, as amended.

Letter to Clients	Page 3 of 6

INSTRUCTION FORM

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 18, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by Leading Brands, Inc., a corporation incorporated under the laws of the province of British Columbia, Canada (“Leading Brands”), to purchase up to US$800,000 in value of its common shares, without par value (the “Shares”), at a price not greater than US$5.00 nor less than US$4.10 per Share, to the seller in cash, less any applicable withholding taxes and without interest.

     The undersigned hereby instruct(s) you to tender to Leading Brands the number of Shares indicated below or, if no number is specified, all Shares you hold for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

     Aggregate Number Of Shares To Be Tendered By You For The Account Of The Undersigned:

     _________________ Shares.

Letter to Clients	Page 4 of 6

PRICE (IN U.S. DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1) SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

     By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Shareholder,” the undersigned hereby tenders Shares at the purchase price as shall be determined by Leading Brands in accordance with the terms of the Offer.

[ ]

The undersigned wants to maximize the chance that Leading Brands will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by Leading Brands in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the minimum price of US$4.10 per Share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per Share price as low as US$4.10.

(2) SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

     By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Shares at the price checked. The undersigned understands that this action could result in Leading Brands purchasing none of the Shares tendered hereby if the purchase price determined by Leading Brands for the Shares is less than the price checked below.

[ ] US$4.10	[ ] US$4.50	[ ] US$4.90
[ ] US$4.20	[ ] US$4.60	[ ] US$5.00
[ ] US$4.30	[ ] US$4.70
[ ] US$4.40	[ ] US$4.80

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

A SHAREHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

Letter to Clients	Page 5 of 6

READ THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL CAREFULLY BEFORE

COMPLETING THIS FORM.

Indicate below the order (by certificate number) in which Shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order and if less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary. See Instruction 12 to the Letter of Transmittal.

1st: __________	2nd: __________	3rd: __________
4th: __________	5th: __________

Letter to Clients	Page 6 of 6

The method of delivery of this document is at the sole election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, you should mail all documents in a manner for delivery to Toronto, Ontario, Canada and allow sufficient time to ensure timely delivery.

Leading Brands’ Board of Directors has authorized Leading Brands to make the Offer. However, neither Leading Brands, nor any member of its Board of Directors, the Information Agent or the Depositary makes any recommendation to shareholders as to whether they should tender or refrain from tendering their Shares or as to the purchase price or purchase prices at which any shareholder may choose to tender Shares. Neither Leading Brands, any member of its Board of Directors, the Information Agent or the Depositary has authorized any person to make any recommendation with respect to the Offer. Shareholders should carefully evaluate all information in the Offer to Purchase, consult their own financial and tax advisors and make their own decisions about whether to tender Shares and, if so, how many Shares to tender and the purchase price or purchase prices at which to tender.

SIGNATURE

Signature(s)____________________________________________________________________________________________________
(Please Print)
Name(s)_______________________________________________________________________________________________________
(Please Print)
Taxpayer Identification No., Social Security No. or Social Insurance No.: _______________________________________________________

Address(es)____________________________________________________________________________________________________
(Include Zip Code)
Phone Number (including Area Code)_________________________________________________________________________________

Date:____________________________